Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2011, with respect to the financial statements and supplemental schedule included in the Annual Report of the Sonoco Savings Plan on Form 11-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sonoco Products Company on Form S-8 (File No. 333-100799, effective October 28, 2002).

/s/ Grant Thornton, LLP
Grant Thornton, LLP

Columbia, South Carolina

June 29, 2011